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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 5, 2003 accompanying the financial statements of Atlas America, Inc. contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP


Cleveland, Ohio
February 9, 2004